Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Krystal Biotech, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to Be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share	457(o)	—	—	$150,000,000	0.0001102	$16,530

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—

	Total Offering Amounts					$150,000,000		$16,530.00

	Total Fees Previously Paid							—

	Total Fee Offsets							$11,182.75

	Net Fee Due							$5,347.25

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claim	Krystal Biotech, Inc.	424(b)(5)	333-237983	December 31, 2020		$11,182.75(2)	Equity	Common Stock, $0.00001 par value per share (3)	—	$102,500,000

Fee Offset Sources	Krystal Biotech, Inc.	424(b)(5)	333-237983		December 31, 2020						$11,182.75(2)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-271167), filed on April 6, 2023.

(2)

On December 31, 2020, the registrant filed a prospectus supplement (the “2020 Prospectus Supplement”) to the prospectus included in its Registration Statement on Form S-3 (Registration Statement No. 333-237983) (the “2020 Registration Statement”) and concurrently submitted a fee of $16,365. The 2020 Prospectus Supplement related to the registrant’s offer and sale from time to time of shares of the registrant’s common stock, par value $0.00001 per share, having an aggregate gross sales price of up to $150,000,000 from time to time under an at-the-market program. As of the date of this prospectus supplement, $102,500,000 remains unsold under the at-the-market program. The 2020 Registration Statement and the offering that included the unsold securities under the 2020 Prospectus Supplement have been terminated. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $11,182.75 is available to offset the current registration fee.